UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

CBIZ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5959 Rockside Woods Blvd. N., Suite 600
Independence, Ohio	44131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 447-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CBZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 18, 2026 (the “Proxy Statement”), by CBIZ, Inc. (the “Company”, “we”, “us” or “our”), and such definitions are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Stockholders

On October 27, 2026, the Company held a virtual special meeting of stockholders (the “Special Meeting”), at which the holders of 40,439,369 shares of Company common stock, par value $0.01 per share (the “Shares” and each, a “Share”), representing 73.6% of the Shares outstanding and entitled to vote at the Special Meeting as of September 16, 2026, the Special Meeting record date (the “Record Date”), were present at the Special Meeting via the virtual meeting website or represented by proxy. A summary of the final voting results for the following proposals, each of which is described in detail in the Proxy Statement, which was first mailed to the Company’s stockholders on or about September 18, 2026, is set forth below:

Proposal 1: Merger Agreement Proposal

As previously announced, on July 28, 2026, the Company entered into an Agreement and Plan of Merger (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Viking ParentCo, Inc., a Delaware corporation (“Parent”), and Viking MergerCo, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the Special Meeting, the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”) was approved, having received “for” votes from holders of a majority of the outstanding Shares entitled to vote on the Merger Agreement Proposal. The final votes on the Merger Agreement Proposal were as follows:

FOR	AGAINST	ABSTENTIONS
39,198,360	1,180,759	60,250

Proposal 2: Merger-Related Compensation Proposal

At the Special Meeting, the Company’s stockholders voted upon and approved the proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions, including the Merger (the “Merger-Related Compensation Proposal”). The Merger-Related Compensation Proposal was approved, having received “for” votes from holders of a majority of the Shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter. The final votes on the Merger-Related Compensation Proposal were as follows:

FOR	AGAINST	ABSTENTIONS
37,188,161	3,130,664	120,544

Proposal 3: Adjournment Proposal

Because there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, adjournment of the Special Meeting was not necessary or appropriate. Accordingly, Proposal 3 was rendered moot and was not presented at the Special Meeting.

Item 7.01	Regulation FD Disclosure

The Company expects to close the Transactions on or about November 2, 2026, in accordance with, and subject to the terms of, the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2026	CBIZ, INC.

	By:	/s/ Jaileah X. Huddleston
		Name:	Jaileah X. Huddleston
		Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary